SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549


                                 FORM 8-K


             Current Report Pursuant to Section 13 or 15(d) of
                        The Securities Act of 1934



     Date of Report (Date of earliest event reported):September 3, 1996



                        TRANSCISCO INDUSTRIES, INC.
          (Exact name of registrant as specified in its charter)





			Delaware									1-9051					94-2989345
(State or other jurisdiction		(Commission File Number)  	(I.R.S. Employer
  	   of Incorporation)													Identification No.)


     601 California Street, Suite 1301, San Francisco, California 94108 (Address of principal executive office) (zip code)


    Registrant's telephone number, including area code:  (415) 477-9700


                             (Not applicable)
       (Former name or former address, if changed since last report)


Item 1.   Changes In Control Of Registrant.

     Pursuant to an Agreement and Plan of Merger by and among Transcisco Industries, Inc. (the "Registrant"), Trinity Industries, Inc. ("Trinity"), and Trinity Y, Inc. ("Trinity Y"), a wholly-owned subsidiary of Trinity (the "Merger Agreement"), dated as of June 17, 1996, the Registrant entered into an agreement whereby Trinity Y, on September 3, 1996, was merged (the "Merger") with and into the Registrant, which continues to exist as a wholly-owned subsidiary of Trinity. In the Merger, each share of the Registrant's common stock, par value $.01 per share, that was outstanding prior to the effective time of the Merger was converted into, exchanged for, and represents the right to receive one thousand, eight hundred eighty-four ten thousandths (0.1884) of a share of the common stock, par value $1.00 per share, of Trinity.

      On July, 17, 1996, Trinity filed a registration statement on Form S-4 with the Securities and Exchange Commission of the common stock of Trinity to be issued in the Merger. On July 18, 1996, Trinity received notice from the Securities and Exchange Commission that its Form S-4 had been declared to be effective. On July 19, Trinity filed a post-effective amendment to the Form S-4, and the amendment was declared effective the same day. The Registrant's stockholders approved the Merger on September 3, 1996, and the Merger became effective on the same day. The Registrant is now a wholly-owned subsidiary of Trinity.


                                Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        Transcisco Industries, Inc.
                                        (Registrant)



Date:  September 10, 1996               By: /s/ F. Dean Phelps
                                             F. Dean Phelps
                                             Vice President